Exhibit 99

DOLAN MEDIA COMPANY AMENDS STOCKHOLDER RIGHTS PLAN

MINNEAPOLIS, MINNESOTA – March 19, 2010 – Dolan Media Company (NYSE: DM), a leading provider of professional services and business information to the legal, financial and real estate sectors in the United States, announced today that it has made several amendments to its shareholder rights plan, effective March 17.

The company amended the plan to accelerate its expiration date to Jan. 29, 2013, from the previous Jan. 29, 2019. It also increased from 15% to 20% the percentage ownership a person or associated or affiliate group must acquire before the rights are exercisable. In addition, the plan now includes a qualified offer provision which under certain circumstances would allow stockholders holding more than 10% of the company’s outstanding common stock to require the board of directors to hold a special meeting to redeem the rights.

The company intends to ask stockholders to ratify the amended rights plan at its annual meeting of stockholders on May 26.

“We designed this plan strictly as a precautionary measure to protect the company and our stockholders from potentially coercive takeover practices and to prevent any acquirer from taking control of the company without offering a fair price to our stockholders,” said James P. Dolan, the company’s president and chief executive officer. “The amended plan is similar to those adopted by other public companies and is proposed as a means of protecting the long-term value of our shareholders’ investment in us,” he said. He said the company’s board of directors believes the plan is consistent with sound governance practices.

The company has filed the full text of the amendment to the rights agreement with the Securities and Exchange Commission on Form 8-K.

Dolan Media Company is a leading provider of professional services and business information to the legal, financial and real estate sectors. Its Professional Services Division provides specialized outsourced services to the legal profession through its subsidiaries, NDeX, DiscoverReady and Counsel Press. NDeX is a leading provider of mortgage default processing services in the United States. DiscoverReady provides outsourced discovery management and document review services to major companies and their counsel. Counsel Press is the nation’s largest provider of appellate services to the legal community. The company’s Business Information Division publishes business journals, court and commercial media and other highly focused information products and services, operates web sites and produces events for targeted legal and professional audiences in each of the 21 geographic markets that it serves across the United States.

Safe Harbor Statement
This release contains forward-looking statements that reflect the company’s current expectations and projections about future results, performance, prospects and opportunities. The words “expect,” “believes,” “continue,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward looking statements. Please also see “Risk Factors” contained in Item 1A of our annual report on Form 10-K filed with the SEC on March 8, 2010, which is available at the SEC’s web site at www.sec.gov and our website at www.dolanmedia.com, for a description of some of these and other risks, uncertainties and factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, forward looking statements. You should not place undue reliance on any forward-looking statements. Except as required by federal securities law, we assume no obligation to update publicly or to revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.

Investor Contact:
John Waelti
Director, Investor Relations, Dolan Media Company
john.waelti@dolanmedia.com
612-317-9420